RECOTON CORPORATION
2950 Lake Emma Road
Lake Mary, FL 32746

August 28, 2002

The Prudential Insurance Company of America
Four Gateway Center
Newark, NJ 07102-4069

ING (U.S.) Investments Corporation and
ING Capital LLC (f/k/a ING (U.S.) Capital LLC
1325 Avenue of the Americas
New York, NY 10019

Ladies and Gentlemen:

           This will confirm, pursuant to the Second Amendment to Securities Purchase Agreement dated as of August 28, 2002 amending (i) the Securities Purchase Agreement dated as of February 4, 1999 between Recoton Corporation and The Prudential Insurance Company of America (“Prudential”) and ING (U.S.) Capital LLC and (ii) the Registration Rights Agreement dated as of February 4, 1999 between Recoton Corporation and The Prudential Insurance Company of America and ING (U.S.) Investments Corporation, that the (a) Common Stock Purchase Warrants issued February 4, 1999 (PPN: 756268 2#4) to Prudential and ING (U.S.) Investments Corporation for an aggregate of 310,000 Common Shares, par value $.20 per share, of Recoton Corporation (the “Common Shares”), (b) 1999 Replacement Common Stock Purchase Warrants issued September 8, 1999 (PPN: 756268 2*8) to Prudential and ING (U.S) Capital LLC for an aggregate of 100,000 Common Shares and (c) Refinancing Warrants issued October 31, 2000 (PPN: 756268 6*4) to Prudential and ING (U.S.) Investments Corporation for an aggregate of 20,000 Common Shares (collectively, the “Warrants”) are hereby amended as follows:

1)	The Exercise Price is changed to $2.04 and

2)	The Expiration Date is extended by two years, to February 4, 2006 for the February 4, 1999 warrants, September 8, 2006 for the September 8, 1999 warrants and October 31, 2007 for the October 31, 2000 warrants.

RECOTON CORPORATION By:/s/ Arnold Kezsbom Name: Arnold Kezsbom Title: Executive Vice President-Finance